UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2020

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner
interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; transfer of listing.

On April 3, 2020, Sanchez Midstream Partners LP (the “Partnership”) received notice (the “Notice”) from NYSE American LLC (“Exchange”) that the Partnership is below compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE American Company Guide (the “Company Guide”). The Notice provides that the Exchange’s review of the Partnership showed that the Partnership is below compliance with Section 1003(a)(i) of the Company Guide, specifically because the Partnership reported partners’ capital of less than $2,000,000 as of December 31, 2019 and had net losses in two of our three most recent fiscal years.

In connection with the Partnership’s non-compliance with Section 1003(a)(i) of the Company Guide, the Partnership must submit a plan (the “Plan”) by May 3, 2020 advising of actions that the Partnership has taken or will take to regain compliance with the continued listing standards by October 3, 2021.

As of the date hereof, the Partnership’s management is beginning its analysis regarding submission of the Plan to the Exchange by the May 3, 2020 deadline. If the Plan is accepted, the Partnership will be able to continue its listing during the Plan period and will be subject to periodic review, including quarterly monitoring for compliance with the Plan. If the Partnership does not submit the Plan, or the Plan is not accepted, or the Plan is accepted but the Partnership does not make progress consistent with the Plan during the Plan period, Exchange staff will initiate delisting proceedings as appropriate.

The Partnership is committed to preparing the Plan and undertaking actions to achieve compliance with the Exchange’s continued listing standards. There can be no assurance that the Partnership will be able to achieve compliance with the Exchange’s continued listing standards within the required time frame.  Other than required by federal law, the Partnership disclaims any intention to update this Current Report on Form 8-K for purposes of disclosing any action or response that the Partnership decides to take after the filing of this Current Report on Form 8-K.

Item 8.01Other Events.

On April 7, 2020, the Partnership issued a press release discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

In accordance with General Instruction B.2 of Form 8-K, the information provided under this Item 8.01 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Exhibit

99.1	Press Release, dated April 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP
By: Sanchez Midstream Partners GP LLC, its general partner

Date: April 7, 2020	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary

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